UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2103 City West Blvd., 4th Floor Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2012, in connection with the previously announced intention of Ken C. Tamblyn not to stand for re-election to the board of directors (the “Board”) of Bristow Group Inc. (the “Company”), the Board has determined that it is in the best interest of the Company to increase the size of the Board from ten to eleven directors and has appointed Lori A. Gobillot to fill the vacant Board position, effective May 1, 2012. Ms. Gobillot will also serve as a member of the Company’s Compensation Committee.

Ms. Gobillot, age 50, currently serves as an independent consultant. Ms. Gobillot served as Vice President, Integration Management at United Air Lines, Inc. from June 2010 to January 2012 where she managed the company’s merger integration planning and implementation efforts following the merger with Continental Airlines. Prior to the merger, Ms. Gobillot served as Staff Vice President, Assistant General Counsel and Assistant Secretary of Continental Airlines since 2006. Before joining Continental Airlines, Ms. Gobillot was an attorney with the law firm of Vinson & Elkins. Prior to attending law school, Ms. Gobillot worked in real estate development with Trammell Crow Company and as a consultant with Arthur Andersen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2012

BRISTOW GROUP INC. (Registrant)

By:	/s/ Randall A. Stafford
Randall A. Stafford Senior Vice President and General Counsel, Corporate Secretary